Exhibit 99.1
Oasis Midstream Partners LP Announces Year Ended December 31, 2020 Earnings and Declares Fourth Quarter Distribution of $0.54/unit

Houston, Texas — February 24, 2021 — Oasis Midstream Partners LP (Nasdaq: OMP) (the “Partnership” or “OMP”) today announced financial results for the quarter and year ended December 31, 2020 and updated its 2021 outlook.

2020 Highlights:
•Net income was $69.3MM and net cash from operating activities was $47.2MM in 4Q20.
•Exceeded high-end of 4Q20 Adjusted EBITDA guidance. 4Q20 Adjusted EBITDA(1) was $52.1MM and net Adjusted EBITDA(1) to the Partnership was $34.9MM.
•Distributable Cash Flow (“DCF”) was $30.8MM in 4Q20(1), resulting in distribution coverage of 1.6x.
•Free Cash Flow (“FCF”) was $9.9MM in 4Q20(1).
•CapEx net to OMP totaled $19.3MM in 2020, lower than CapEx guidance.
•Default interest charges previously incurred permanently waived (see “Waiver and Forbearance Agreement” below).
•Declared quarterly cash distribution of $0.54 per unit.
•Gas capture from Oasis Petroleum volumes in Wild Basin was approximately 98% in 2020.

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP financial measures included herein and reconciliations to the most directly comparable measures under United States generally accepted accounting principles (“GAAP”).

Chief Executive Officer, Taylor Reid, commented, “Oasis Midstream Partners had a solid fourth quarter as an increase in third party volumes and continued cost control drove strong financial performance. Additionally, capital spending fell below the low-end of our forecast as the OMP team continues to manage costs and spending exceptionally well to maximize margins and free cash generation. In addition, OMP declared a quarterly cash distribution of $0.54 per unit and will continue to monitor market conditions and adjust its operational and financial strategy as appropriate. As we look to 2021, OMP is taking a prudent approach to capital spending designed to accommodate activity levels of our sponsor.”
South Nesson Project Dedication
Oasis Petroleum has approved an expansion of its dedication to OMP in South Nesson to now include crude oil and produced water services. OMP received the dedication for natural gas gathering and processing, as well as gas lift supply in 2019, and OMP expects volumes under each service offering to flow in 2022. South Nesson is located between Johnson’s Corner and OMP’s gas plant complex and is one of Oasis Petroleum’s top operating areas. As part of the arrangement, Oasis Petroleum agreed to assign to Bighorn DevCo, which is 100% owned by OMP, certain assets in Bobcat DevCo specifically built to support both existing third party customers in South Nesson and future development for Oasis Petroleum. Bighorn DevCo expects 2021 capital expenditures (“CapEx”) for South Nesson to range between $40 million and $44 million, including the reimbursement to Oasis Petroleum of its investment in certain assets already constructed by Bobcat DevCo. All future assets for the South Nesson project will be built at Bighorn DevCo and all future revenue from Oasis Petroleum and third parties in South Nesson will accrue to Bighorn DevCo. OMP expects to achieve a 2x build multiple on these assets and anticipates solid year-over-year EBITDA growth in Bighorn DevCo in 2022.
2021 Capital Spending and EBITDA Outlook
The following table depicts our full-year 2021 guidance for CapEx and EBITDA:

		EBITDA		2021 CapEx
DevCo	OMP Ownership	1Q21 Gross	2021 Gross	Gross	Net

		(In millions)
Bighorn DevCo	100%	$16 - 20	$68 - 72	$47 - 49	$47 - 49
Bobcat DevCo	35.3%	$24 - 28	$106 - 110	$9 - 10	$3 - 4
Beartooth DevCo	70%	$8 - 10	$40 - 42	$3 - 4	$2 - 3
Total Williston		$48 - 58	$214 - 224	$59 - 63	$52 - 56
Panther DevCo	100%	$1 - 2	$7 - 9	$4 - 5	$4 - 5
Total		$49 - 60	$221 - 233	$63 - 68	$56 - 60
Note: Table totals may be slightly off due to rounding; 2021 EBITDA before public company expenses

2021 Highlights
•Oasis Petroleum continues to complete wells in OMP dedicated areas including Wild Basin, Indian Hills, and the Delaware in 2021.
•2021 Gross DevCo EBITDA is expected to slightly decline compared to 2020 as OMP’s sponsor curtailed activity through 2020, into early 2021 and will gradually ramp volumes through 2021.
•Adjusted EBITDA attributable to OMP of approximately $137MM – $146MM in 2021 (net of public company expenses).
•1Q21 Adjusted EBITDA attributable to OMP is expected to approximate $34MM – $36MM.
•2021 cash public company expenses of approximately $3MM – $3.5MM.
•Maintenance CapEx of approximately 7% – 8% of Adjusted EBITDA, which is included in the total CapEx estimate above.
Throughput Volumes
The following table shows gross volumes for 4Q20, as well as volumes guidance for 1Q21 and full-year 2021.

	Metric	4Q20 Actual	1Q21 Guidance	FY21 Guidance
Bighorn DevCo
Crude oil service volumes	Mbopd	26.6	21 – 23	22 – 24
Natural gas service volumes	MMscfpd	220.8	180 – 190	170 – 180
Bobcat DevCo
Crude oil service volumes	Mbopd	19.8	18 – 20	19 – 21
Natural gas service volumes	MMscfpd	250.8	220 – 230	215 – 225
Water service volumes	Mbwpd	44.1	37 – 39	35 – 37
Beartooth DevCo
Water service volumes	Mbwpd	83.0	62 – 67	73 – 78
Panther DevCo
Crude oil service volumes	Mbopd	8.9	7 – 9	10 – 12
Water service volumes	Mbwpd	31.3	25 – 27	29 – 31

Operational and Financial Update
Select financial statistics are presented in the following table for the periods presented:

		4Q20		FY20
	OMP Ownership(1)	Gross	Net	Gross	Net

		(In millions)
Bighorn DevCo
Operating income	100%	$16.0	$16.0	$43.0	$43.0
Depreciation, amortization and impairment	100%	2.5	2.5	33.1	33.1
Bobcat DevCo
Operating income	35.3%	$17.9	$6.3	$68.6	$24.3
Depreciation, amortization and impairment	35.3%	4.1	1.4	33.8	11.9
Beartooth DevCo
Operating income (loss)	70%	$8.4	$5.9	$(2.9)	$(2.1)
Depreciation, amortization and impairment	70%	2.3	1.6	42.4	29.7
Panther DevCo
Operating income (loss)	100%	$1.4	$1.4	$(26.7)	$(26.7)
Depreciation, amortization and impairment	100%	0.2	0.2	34.4	34.4
Total OMP
DevCo operating income		$43.7	$29.6	$82.0	$38.5
Public company expenses		0.6	0.6	3.4	3.4
OMP operating income		43.1	29.0	78.6	35.1
Depreciation, amortization and impairment		9.1	5.8	143.7	109.1
Equity-based compensation expense		0.1	0.1	0.3	0.3
Capitalized interest		—	—	0.3	0.3
Maintenance CapEx		3.6	1.7	6.5	4.4
Expansion CapEx		0.6	1.6	19.8	14.6
Total CapEx		4.2	3.3	26.6	19.3
___________________
(1) OMP ownership interest as of December 31, 2020.
Liquidity and Capital Expenditures
As of December 31, 2020, OMP had cash and cash equivalents of $5.1 million and $450.0 million of borrowings outstanding under its revolving credit facility (the “Revolving Credit Facility” or “RCF”) with an unused borrowing capacity of $125.0 million. OMP has flexibility to expand the aggregate commitment amount under the RCF from $575.0 million to $775.0 million, subject to certain conditions.

The following tables depict the Partnership’s CapEx for the periods presented:

	1Q 2020 - 3Q 2020		4Q 2020		Year Ended December 31, 2020

	(In millions)
Capital expenditures	Gross	Net	Gross	Net	Gross	Net
Maintenance CapEx	$2.9	$2.7	$3.6	$1.7	$6.5	$4.4
Expansion CapEx	19.2	13.0	0.6	1.6	19.8	14.6
Capitalized interest	0.3	0.3	0.0	0.0	0.3	0.3
Total	$22.4	$16.0	$4.2	$3.3	$26.6	$19.3

		Year Ended December 31, 2020

Capital Expenditures		(In millions)
DevCo	OMP Ownership	Gross	Net
Bighorn DevCo	100%	$6.6	$6.6
Bobcat DevCo	35.3%	12.6	5.3
Beartooth DevCo(1)	70%	(0.2)	(0.2)
Panther DevCo	100%	7.3	7.3
OMP Operating(2)	100%	0.3	0.3
Total		$26.6	$19.3
___________________
(1) Negative amount reflects differences between the estimated capital expenditures accrued in a reporting period and actual capital expenditures recognized in a subsequent reporting period.
(2) Amounts represent capitalized interest related to borrowings under the RCF.
Waiver and Forbearance Agreement
In the second quarter of 2020, the Partnership identified that a Control Agreement (as defined in the Revolving Credit Facility) had not been executed for a certain bank account before the account was initially funded with cash, which represented an event of default. In May 2020, the Partnership executed a Control Agreement with respect to the bank account, thereby completing the documentation required under the Revolving Credit Facility. On September 29, 2020, the Partnership executed a Waiver, Discharge and Forgiveness Agreement and Forbearance Extension (the “Waiver and Forbearance Agreement”) to permanently waive payment of additional interest of $28.0 million owed arising from this event of default (“Specified Default Interest”). Such conditions were satisfied on November 19, 2020 and payment of Specified Default Interest was permanently waived. There were no impacts to the Partnership’s compliance with the financial covenants contained in its credit agreement during this time.
Quarterly Distribution
On February 24, 2021, the board of directors of the General Partner declared the quarterly distribution for the fourth quarter of 2020 of $0.54 per unit. In addition, the General Partner will receive a cash distribution of $1.0 million attributable to the incentive distribution rights related to earnings for the fourth quarter of 2020. These distributions will be payable on March 18, 2021 to unitholders of record as of March 8, 2021. Upon payment of the fourth quarter cash distribution, the subordination period will expire and the requirements under the partnership agreement for the conversion of all outstanding subordinated units is expected to be satisfied. As a result, on March 19, 2021, all 13,750,000 subordinated units, which are currently owned entirely by Oasis Petroleum, will be converted into common units on a one-for-one basis and thereafter will participate on terms equal with all other common units in distributions from available cash.

The board of directors of our General Partner may change our cash distribution policy at any time, and we do not have a legal or contractual obligation to pay cash distributions quarterly or on any other basis or at our minimum quarterly distribution rate.

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Thursday, February 25, 2021
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/39883
Website:	www.oasismidstream.com
Sell-side analysts with a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	6806223
A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Thursday, March 4, 2021 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10152155
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership’s business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Midstream Partners LP
Oasis Midstream Partners LP is a premier gathering and processing master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2020	2019

	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$5,147	$4,168
Accounts receivable	4,295	5,969
Accounts receivable – Oasis Petroleum	66,283	77,571
Inventory	6,986	—
Prepaid expenses	3,695	1,923
Other current assets	649	138
Total current assets	87,055	89,769
Property, plant and equipment	1,180,819	1,155,503
Less: accumulated depreciation, amortization and impairment	(240,877)	(98,982)
Total property, plant and equipment, net	939,942	1,056,521
Operating lease right-of-use assets	1,643	5,207
Other assets	2,053	3,172
Total assets	$1,030,693	$1,154,669
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$2,226	$2,478
Accounts payable – Oasis Petroleum	28,074	27,139
Accrued liabilities	17,931	50,210
Accrued interest payable	360	508
Current operating lease liabilities	945	3,005
Other current liabilities	471	594
Total current liabilities	50,007	83,934
Long-term debt	450,000	458,500
Asset retirement obligations	774	1,747
Operating lease liabilities	733	2,216
Other liabilities	5,521	3,644
Total liabilities	507,035	550,041
Equity
Limited partners
Common units (20,061,366 and 20,045,196 issued and outstanding at December 31, 2020 and December 31, 2019, respectively)	193,536	225,339
Subordinated units (13,750,000 units issued and outstanding at December 31, 2020 and December 31, 2019)	44,030	66,005
General Partner	1,027	1,026
Total partners’ equity	238,593	292,370
Non-controlling interests	285,065	312,258
Total equity	523,658	604,628
Total liabilities and equity	$1,030,693	$1,154,669

OASIS MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019(1)	2020	2019(1)

	(In thousands, except per unit data)
Revenues
Midstream services – Oasis Petroleum	$61,997	$84,615	$268,337	$317,072
Midstream services – third parties	326	1,739	11,367	6,531
Product sales – Oasis Petroleum	28,274	26,025	68,115	86,543
Product sales – third parties	17	7	40	45
Total revenues	90,614	112,386	347,859	410,191
Operating expenses
Costs of product sales	15,780	8,738	32,385	35,826
Operating and maintenance	13,888	19,251	57,917	74,226
Depreciation and amortization	9,076	9,533	40,237	36,358
Impairment	—	—	103,441	—
General and administrative	8,722	6,787	35,329	31,009
Total operating expenses	47,466	44,309	269,309	177,419
Operating income	43,148	68,077	78,550	232,772
Other income (expense)
Interest expense, net of capitalized interest	(2,602)	(4,627)	(12,783)	(17,538)
Other income (expense) (2)	28,710	1	546	(3)
Total other income (expense)	26,108	(4,626)	(12,237)	(17,541)
Net income	69,256	63,451	66,313	215,231
Less: Net income attributable to Delaware Predecessor	—	360	—	4,464
Less: Net income attributable to non-controlling interests	13,920	24,612	43,238	93,111
Net income attributable to Oasis Midstream Partners LP	55,336	38,479	23,075	117,656
Less: Net income attributable to General Partner	1,027	998	4,088	2,472
Net income attributable to limited partners	$54,309	$37,481	$18,987	$115,184
Earnings per limited partner unit
Common units – basic and diluted	$1.61	$1.11	$0.56	$3.41
Weighted average number of limited partners units outstanding
Common units – basic	20,045	20,029	20,044	20,024
Common units – diluted	20,055	20,040	20,058	20,032
___________________
(1) Retrospectively adjusted for transfer of net assets between entities under common control.
(2) Three months ended December 31, 2020 includes permanent waiver of additional interest expense of $28.0 million previously incurred in the first quarter of 2020. See “Waiver and Forbearance Agreement” above for additional information.

Non-GAAP Financial Measures

Cash Interest

Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on our debt, excluding non-cash amortization, and our ability to maintain compliance with our debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019(1)	2020	2019(1)

	(In thousands)
Interest expense, net of capitalized interest	$2,602	$4,627	$12,783	$17,538
Capitalized interest	2	272	324	905
Amortization of deferred financing costs	(274)	(287)	(1,089)	(946)
Cash Interest	$2,329	$4,612	$12,018	$17,497
Less: Cash Interest attributable to Delaware Predecessor	—	(160)	—	(813)
Less: Cash Interest attributable to non-controlling interests	(3)	(3)	(12)	(11)
Cash interest attributable to Oasis Midstream Partners LP	$2,326	$4,449	$12,006	$16,673
___________________
(1) Retrospectively adjusted for transfer of net assets between entities under common control.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Adjusted EBITDA as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and its ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities.

Distributable Cash Flow (“DCF”) and Free Cash Flow (“FCF”)

DCF and FCF are supplemental non-GAAP financial measures that are used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines DCF as Adjusted EBITDA attributable to the Partnership less Cash Interest attributable to the Partnership and maintenance capital expenditures attributable to the Partnership. The Partnership defines FCF as DCF less expansion capital expenditures attributable to the Partnership and unitholder distributions. DCF and FCF should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF and FCF provide information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnerships ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF and FCF are net income and net cash provided by operating activities.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA, DCF and FCF for the periods presented:

	Three Months Ended December 31,				Year Ended December 31,
	2020		2019(1)		2020		2019(1)

	(In thousands)
Net income	$69,256		$63,451		$66,313		$215,231
Depreciation and amortization	9,076		9,533		40,237		36,358
Impairment	—		—		103,441		—
Equity-based compensation expenses	68		75		268		378
Interest expense, net of capitalized interest	2,602		4,627		12,783		17,538
Other non-cash adjustments(2)	(28,900)		—		(885)		—
Adjusted EBITDA	52,102		77,686		222,157		269,505
Less: Adjusted EBITDA attributable to Delaware Predecessor	—		613		—		5,510
Less: Adjusted EBITDA attributable to non-controlling interests	17,247		27,657		77,802		105,053
Adjusted EBITDA attributable to Oasis Midstream Partners LP	34,855		49,416		144,355		158,942
Cash interest attributable to Oasis Midstream Partners LP	2,326		4,449		12,006		16,673
Maintenance capital expenditures attributable to Oasis Midstream Partners LP	1,715		1,752		4,376		8,346
Distributable cash flow	30,814		43,215		127,973		133,923
Expansion capital expenditures attributable to Oasis Midstream Partners LP	1,649		32,430		14,611		189,321
Unitholder distributions	19,285		18,149		77,140		66,613
Free cash flow	$9,880		$(7,364)		$36,222		$(122,011)

Net cash provided by operating activities	$47,164		$76,961		$213,569		$252,539
Interest expense, net of capitalized interest	2,602		4,627		12,783		17,538
Changes in working capital	31,512		(3,615)		(2,219)		374
Other non-cash adjustments(2)	(29,176)		(287)		(1,976)		(946)
Adjusted EBITDA	52,102		77,686		222,157		269,505
Less: Adjusted EBITDA attributable to Delaware Predecessor	—		613		—		5,510
Less: Adjusted EBITDA attributable to non-controlling interests	17,247		27,657		77,802		105,053
Adjusted EBITDA attributable to Oasis Midstream Partners LP	34,855		49,416		144,355		158,942
Cash interest attributable to Oasis Midstream Partners LP	2,326		4,449		12,006		16,673
Maintenance capital expenditures attributable to Oasis Midstream Partners LP	1,715		1,752		4,376		8,346
Distributable cash flow	30,814		43,215		127,973		133,923
Expansion capital expenditures attributable to Oasis Midstream Partners LP	1,649		32,430		14,611		189,321
Unitholder distributions	19,285		18,149		77,140		66,613
Free cash flow	$9,880		$(7,364)		$36,222		$(122,011)

Distributions Declared
Limited partners	$18,258		$18,258		$73,033		$68,106
General partner	1,027		1,027		4,107		2,472
Total distributions(3)	$19,285		$19,285		$77,140		$70,578

DCF coverage ratio	1.6	x	2.2	x	1.7	x	1.9	x
___________________

(1) Retrospectively adjusted for transfer of net assets between entities under common control.
(2) Three months ended December 31, 2020 includes non-cash gain associated with the permanent waiver of additional interest expense of $28.0 million previously incurred in the first quarter of 2020. See “Waiver and Forbearance Agreement” above for additional information.
(3) Represents distributions declared associated with earnings of the reporting period presented. Unitholder distributions are generally paid in the reporting period after the period of associated earnings.